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                                                                EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of LIN
Television Corporation for the registration of 1,673,975 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1996, with respect to the consolidated financial statements and schedules of LIN Television Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP
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Fort Worth, Texas
February 7, 1997